                                                                     EXHIBIT 4.2


              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
                                NOVEMBER 28, 1952

NUMBER                                                                    SHARES

                            ASCENT MEDIA GROUP, INC.

300,000,000 SHARES CLASS A COMMON STOCK                                                      100,000,000 SHARES CLASS B COMMON STOCK
$0.01 PAR VALUE EACH                                                                                  $0.01 PAR VALUE EACH

 THIS CERTIFIES THAT ________________________________________________________________________________ IS THE REGISTERED

 HOLDER OF ____________________________________________________________________ SHARES OF THE CLASS B COMMON STOCK OF

                            ASCENT MEDIA GROUP, INC.

HEREINAFTER DESIGNATED "THE CORPORATION," TRANSFERABLE ON THE SHARE REGISTER OF THE CORPORATION UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED OR ASSIGNED.

      This certificate and the shares represented thereby shall be held subject to all of the provisions of the Certificate of Incorporation and the Bylaws of said Corporation, a copy of each of which is on file at the office of the Corporation, and made a part hereof as fully as though the provisions of said Certificate of Incorporation and Bylaws were imprinted in full on this certificate, to all of which the holder of this certificate, by acceptance hereof, assents and agrees to be bound.

      Any stockholder may obtain from the principal office of the Corporation, upon request and without charge, a statement of the number of shares constituting each class or series of stock and the designation thereof; and a copy of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights and the Bylaws.

WITNESS THE SEAL OF THE CORPORATION AND THE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

      DATED:


-------------------------          [Corporate Seal]        ---------------------
       Secretary                                                 President